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PIONEER NO-LOAD                            ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY
VARIABLE ANNUITY APPLICATION                              440 LINCOLN STREET, WORCESTER, MA 01653

                     PLEASE PRINT CLEARLY

1 OWNER

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First Name, Middle Initial, Last Name                                   Social Security Number

                                                                          /      /
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Address                                                                 Date of Birth/Trust

                                                                        / /Male   / /Female   / /Trust
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City, State, Zip
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2 JOINT OWNER (If any)

                                                                    /    /           / /Male  / /Female
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Name                              Social Security Number          Date of Birth
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3 ANNUITANT (Complete only if different from the Owner in Section 1)

                                                                    /    /           / /Male  / /Female
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Name                              Social Security Number          Date of Birth
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4 JOINT ANNUITANT (If any)

                                                                    /    /           / /Male  / /Female
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Name                              Social Security Number          Date of Birth
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5 BENEFICIARY(IES) For Joint Owners, surviving Owner is always Primary beneficiary. If beneficiary is a trust, provide date of trust.

Primary
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            Name                                              Relationship to Owner
Contingent
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            Name                                              Relationship to Owner
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6 TYPE OF PLAN    *Additional forms required
  / / Nonqualified                  / / IRA TAX YEAR _____         / / Roth IRA TAX YEAR _____
  / / Nonqualified Deferred Comp.   / / IRA Rollover               / / Roth IRA Rollover/Conversion
  / / 457 Deferred Compensation*    / / IRA Transfer               / / SEP-IRA* TAX YEAR _____
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7 ALLOCATION OF PURCHASE PAYMENTS        Make check payable to Allmerica Financial
  Please allocate my purchase payment of $______________ as follows:
   _____% Emerging Markets        _____% Growth Shares        _____% Balanced            _____% Money Market
   _____% International Growth    _____% Real Estate Growth   _____% Swiss Franc Bond    _____% ____________
   _____% Europe                  _____% Growth and Income    _____% Strategic Income    _____% Fixed Account
   _____% Capital Growth          _____% Equity-Income        _____% America Income
  Guarantee Period Accounts (GPAs) ($1,000 min.) Not available in Maryland, Oregon and Pennsylvania.
   _____% 2 Year                  _____% 5 Year               _____% 8 Year
   _____% 3 Year                  _____% 6 Year               _____% 9 Year
   _____% 4 Year                  _____% 7 Year               _____% 10 Year

       ALL ALLOCATIONS ABOVE (TO VARIABLE, FIXED AND GUARANTEE PERIOD ACCOUNTS) MUST TOTAL 100%.
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 / / I elect the BUILD WITH INTEREST & GROWTH (BIG) PLAN. Allocate part of my purchase payment to the ____ year
     GPA such that, at the end of the Guarantee Period, the GPA value is equal to my purchase payment. The remaining balance will be allocated as indicated above.
 / / I elect AUTOMATIC ACCOUNT REBALANCING (AAR) among the above variable accounts: / /Monthly / /Quarterly
                                                                              / /Semi-annually / / Annually
 / / I elect DOLLAR COST AVERAGING (DCA) (not available with AAR) from: / /Fixed Account  / /America Income
                                                                        / / Money Market
 $___________________ Total amount per transfer / /Monthly / /Quarterly / /Semi-annually / /Annually
    Percent     or   Dollar amount    Transferred to (write in variable account name)
   _________%       $ ______________  ________________________________________
   _________%       $ ______________  ________________________________________
   _________%       $ ______________  ________________________________________   DCA into the Fixed or
   _________%       $ ______________  ________________________________________   Guarantee Period Accounts
   _________%       $ ______________  ________________________________________   is not available.

SML-1517

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8 OPTIONAL RIDERS
  / /Enhanced Death Benefit: / /(1) 7% yield on amount invested / /(2) Highest contract anniversary account value
                             / /(3) Both (1) & (2)
  / /Minimum Guaranteed Annuity Payout (M-GAP) / /10 year   / /15 year
  / /Guaranteed Principal Protection           / /10 year   / /15 year
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9 REPLACEMENT
Will the proposed contract replace or change any existing annuity or life insurance policy?
  / / No  / /Yes (if yes, list company name and policy number) _________________________________________________
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10 TELEPHONE AUTHORIZATION
   I/We authorize and direct Allmerica Financial to accept telephone instructions from any person who can furnish proper identification to effect transfers, future payment allocation changes and obtain values. Neither Allmerica Financial nor its affiliates and their collective directors, officers, employee and agents will be responsible for any claim arising from such action if Allmerica Financial acted on instructions in good faith and in reliance on this authorization.
   / / I/WE DO NOT accept this telephone privilege.
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11. SYSTEMATIC WITHDRAWALS     Not available from Guarantee Period Accounts.
    Begin withdrawals: later of 15 days after issue or  _____/____/________
    Amount: / / _______% of purchase payment
            / /$_______ per frequency
    Frequency: / /Monthly / /Quarterly  / /Semi-annually  / /Annually
    Withdraw:  / /Pro rata from all accounts or
               ________% from _______________________________ ________% from _______________________________
               ________% from _______________________________ ________% from _______________________________
    Tax Withholding:  / / Do NOT Withhold Federal Income Taxes  / /Do Withhold at 10% or __________ (% or $)
    Direct Deposit:   / / Check here for Electronic Funds Transfer (Direct Deposit). I authorize the Company to correct electronically any overpayments or erroneous credits made to my account. ATTACH A VOIDED CHECK.
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12 REMARKS

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   NOTICE TO ARKANSAS/NEW JERSEY/OHIO RESIDENTS ONLY: "Any person who includes any false or misleading information on an application for an insurance policy/certificate is subject to criminal and civil penalties." NOTICE TO
   COLORADO/KENTUCKY/MAINE/NEW MEXICO/PENN-SYLVANIA RESIDENTS ONLY: "Any person who, knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties." NOTICE TO FLORIDA RESIDENTS ONLY: "Any person who, knowingly and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree."
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13 SIGNATURES
   I/We represent to the best of my/our knowledge and belief that the statements made in this application are true and complete. I/We agree to all terms and conditions as shown on the front and back. It is indicated and agreed that the only statements which are to be construed as the basis of the contract are those contained in this application. I/We acknowledge receipt of a current prospectus describing the contract applied for. If IRA, Roth, or SEP-IRA application, I/we received a Disclosure Buyers Guide. I/WE UNDERSTAND THAT ALL PAYMENTS AND VALUES BASED ON THE
   VARIABLE ACCOUNTS MAY FLUCTUATE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT; AND ALL PAYMENTS AND VALUES BASED ON THE
   GUARANTEE PERIOD ACCOUNTS ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA (IF APPLICABLE), THE OPERATION OF WHICH
   MAY RESULT IN EITHER AN UPWARD OR DOWNWARD ADJUSTMENT.

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   Signature of Owner                                                Signature of Joint Owner
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   Signed at (City and State)                                           Date
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14 REGISTERED REPRESENTATIVE/DEALER INFORMATION
   Does the contract applied for replace an existing annuity or life insurance policy? _ YES (ATTACH REPLACEMENT FORMS
   AS REQUIRED) _ No I certify that the information provided by the owner(s) has been accurately recorded; a current prospectus was delivered; no written sales materials other than those approved by the Principal Office were used; and
   I have reasonable grounds to believe the purchase of the contract applied for is suitable for the owner(s).

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   Signature of Registered Representative       Social Security #    FL LIC #      TR Code        Telephone

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   Printed Name of Registered Representative    B/D Client Account #            Printed Name of Broker/Dealer

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   Branch office Street Address for Contract Delivery                                      Telephone

SML-1517                                                                                               0399-6385
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